SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of


                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): April 2, 2002



                         Commission File Number: 0-18942


                           ILM II SENIOR LIVING, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


        Virginia                                               06-1293758
---------------------------                             ------------------------
 (State of organization)                                    (I.R.S. Employer
                                                          Identification No.)


1750 Tysons Boulevard, Suite 1200, Tysons Corner, Virginia              22102
----------------------------------------------------------          ------------
(Address of principal executive office)                              (Zip Code)


                      (888) 257-3550
------------------------------------------------------
(Registrant's telephone number, including area code)



                                 (Page 1 of 5)
                        Exhibit Index Appears on Page 5


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      On April 2, 2002 ILM II Senior Living, Inc. ("ILM II") and its subsidiary, ILM II Holding, Inc., a Virginia corporation ("ILM II Holding," together with ILM II, the "Company") sold all of their right, title and interest in and to their senior and assisted living facilities and certain other related assets to Five Star Quality Care, Inc., a publicly traded Maryland corporation ("FVE") pursuant to the terms of the previously reported purchase and sale agreement between ILM II, ILM II Holding and FVE, dated January 23, 2002. As consideration for the sale of these facilities and assets, FVE paid the Company a purchase price of $45.5 million.

      The Company is in the process of liquidating and distributing its assets in accordance with the Virginia Stock Corporation Act which provides for the distribution of the Company's assets first to the Company's creditors for purposes of discharging all of the Company's liabilities, and then, to the extent assets are remaining, to the Company's shareholders in accordance with their respective rights and interests. At this time, on or about April 30, 2002, the Company anticipates making a partial liquidating distribution to holders of record of the Company's common stock as of the close of business on April 15, 2002, of approximately $4.77 per share, representing a portion of cash realized from the proceeds of the transaction with FVE.

      From the proceeds realized from the FVE transaction, the Company has established and continues to maintain a reserve for the defense of the previously disclosed litigation that BRE/Independent Living, LLC ("BRE") brought against the Company and other defendants (the "BRE Litigation") and a reserve sufficient for the proper management of certain other claims and contingencies. The Company has vigorously defended, and intends to continue to vigorously defend the BRE Litigation, it being the Company's belief that the allegations contained in that action are without merit. In this respect, the Company has filed a motion to dismiss all of such claims initiated by BRE, however the Court has not yet set a schedule for hearing and ruling on that motion.

      In addition to the reserve relating to the BRE Litigation, the Company has reserved funds and intends to continue to maintain funds sufficient to manage the Company's pursuit of an arbitration recovery on claims it has against another party relating to the February 2001 termination of the merger transaction with Capital Senior Living Corporation. That proceeding is subject to confidentiality provisions arising from retainer agreements with the respondent thereto dating from 1996. In the arbitration, there are no asserted claims against the Company at issue, the Company is prosecuting (and intends to continue to prosecute) these claims aggressively, and the Company expects that the arbitration will be completed by the end of this calendar year. The Company cannot predict the amount of a recovery, if any, at this time.

      There can be no assurance or certainty that there will be any further payments to the Company's common shareholders.

      This report contains "forward-looking statements" based on the Company's current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties which could cause our actual results to differ materially from historical results or those anticipated and certain of which are beyond our control. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                                 (Page 2 of 5)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a)   Not Applicable

        (b) Financial Statements required by this Item 7(b) will be filed by amendment within 60 days of the date hereof.

        (c) The following Exhibits are filed as part of this Current Report on Form 8-K:

              99.1 Press Release of ILM II Senior Living, Inc. dated April 12, 2002.


                                 (Page 3 of 5)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    ILM II SENIOR LIVING, INC.


                                    By: /s/J. William Sharman, Jr.
                                        -------------------------------------
                                        J. William Sharman, Jr.
                                        Chairman of the Board of Directors,
                                        President and Chief Executive Officer


Dated:  April 12, 2002





                                 (Page 4 of 5)

                                  EXHIBIT INDEX

                                                                   Page No.

99.1    Press Release of ILM II Senior Living, Inc.                    6
        dated April 12, 2002.






                                 (Page 5 of 5)